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                                                                   EXHIBIT 10.21


                          AGREEMENT FOR CONSULTING SERVICES

MPTV, INC.

AND

WILLIAM J. NORDVIK

THIS AGREEMENT is entered into and effective as of February 27, 1995, by and between William J. Nordvik, referred to as "CONSULTANT", and MPTV, Inc. a Nevada corporation, referred to as "COMPANY".

    1.   RECITALS

This agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

    1.1 The COMPANY is desirous of engaging the CONSULTANT for assistance to achieve its general and specific business goals as set forth herein in the Agreement.

    2.   NATURE AND EXTENT OF CONSULTING SERVICES

    2.1 General Analysis of Business Goals: CONSULTANT will review and analyze all aspects of the COMPANY'S Minnesota Real Estate holdings, and make recommendations on the feasibility of marketing said properties.

    2.2 General Information Review: CONSULTANT will review all of the general information and recent Minnesota real estate filings for the COMPANY and assist in the production of a profile on the property.

    2.3 Broker Networks: CONSULTANT will provide through this network and real estate brokers participating, the necessary and required due diligence information and documentation for property evaluation. CONSULTANT will also interview and make determinations of any firms or brokers referred by the COMPANY with regard to their possible interest in property development.

    2.4 Response to Telephone Inquiries: CONSULTANT will be available to the COMPANY to respond to any calls from financial brokers inquiring about the COMPANY.

    2.5 Corporate Profile Distribution: CONSULTANT will mail corporate profiles to his marketing lists and any others requested or provided by the COMPANY.

    2.6 Recommendations: CONSULTANT will tract all responses and will make advance recommendations to the COMPANY as to the timing of its subsequent projects.

    2.7 Term of Agreement: This Agreement shall commence on February 27, 1995 and shall expire on June 27, 1995.

    2.8 Business Goals: The following are the business goals contemplated by CONSULTANT pursuant to this Agreement:

         1. CONSULTANT expects to heighten the public awareness o the existence and merits of the company's property.

         2. Implement networking of the real estate community with a proven Public Relations program to produce ongoing and amplified results for the COMPANY.

         3. Initiate the use of the most effective methods available for accessing the most active segments of the real estate development markets.

         4. Protect the general and specific business and financial interests of the COMPANY.

         5. Analyze and translate the results of CONSULTANT's efforts to make recommendations for maximum efficiency in the use of promotional expenditure.

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    3.   COMPENSATION AND STOCK REGISTRATION

    3.1 Issuance of Stock: The CONSULTANT in consideration of the services pursuant to this Agreement, shall be issued upon the filing of an S-8 Registration Statement, a total of 25,000 shares of MPTV, Inc., common stock (the "shares").

    4.   COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION.

    ATTORNEY FEES AND MISCELLANEOUS PROVISIONS.

    4.1 Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

    4.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in California, according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of California.

    4.3 Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.

    4.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

    4.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

    4.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writing and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

    4.7 Counterparts: This Agreement may be signed in one or more counterparts.

    4.8 Any notices or other communication or documents to be given or permitted hereunder to any party shall be mailed first class, postage prepaid, and if to MPTV, Inc., address to:

              Consulting Agreement - MPTV, Inc., and William J. Nordvik

MPTV, Inc.
3 Civic Place, Suite #210
Newport Beach, California  92660


and if to consultant, address to:


William J. Nordvik
19760 County Road 72
Elk River, Minnesota  58209


IN WITNESS WHEREOF, the parties hereto have executed this Agreement is duplicate to be effective as of the date written above.


MPTV, INC.

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WILLIAM J. NORDVIK


 /s/ William J. Nordvik
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